Exhibit 107
Calculation of Filing Fee Tables
Form S-8
Centuri Holdings, Inc.
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
1	Equity	Common stock, par value $0.01 per share	Other	4,033,781	$26.74	$107,863,303.94	$0.00013810	$14,895.92
	Total Offering Amounts					$107,863,303.94		$14,895.92
	Total Fee Offsets							$0.00
	Net Fee Due							$14,895.92
Offering Note
(1)Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee, based on the average of the high and low reported prices of common stock, par value $0.01 per share (“Common Stock”), of Centuri Holdings, Inc. on July 7, 2026 (a date within five business days prior to the filing of this registration statement), as quoted on The New York Stock Exchange.
Consists of 4,033,781 shares of Common Stock issuable in respect of awards granted under the Centuri Holdings, Inc. Employee Stock Purchase Plan (as amended from time to time, the “ESPP”). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 shall also cover such indeterminate number of additional shares of Common Stock as may become issuable under the ESPP as a result of stock splits, stock dividends, recapitalizations or similar transactions pursuant to the adjustment or antidilution provisions thereof.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2